                WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
    COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                                                 13 WEEKS ENDED
                                                                                         -----------------------------------
                                                                                         DECEMBER 29,           DECEMBER 31,
                                                                                            1996                    1995
                                                                                         ------------           ------------
Computation of primary earnings (loss) per common and common equivalent shares:

      Net earnings (loss) applicable to common stock                                     ($   848,153)          $     19,041
                                                                                         ============           ============

      Weighted average number of common shares outstanding                                 13,433,658             11,178,784
                                                                                         ============           ============

      Primary earnings (loss) per common share                                           ($      0.06)          $       0.00
                                                                                         ============           ============

Computation of earnings (loss) per common share assuming full dilution (A):

      Net earnings (loss) applicable to common stock                                     ($   848,153)          $     19,041

      Dividends on preferred stock                                                             74,149                 74,149

      Interest on 9% convertible subordinated debentures                                        4,883                  4,882
                                                                                         ------------           ------------

      Earnings (loss) assuming full dilution                                             ($   769,121)          $     98,072
                                                                                         ============           ============

      Weighted average number of shares outstanding                                        13,433,658             11,178,784

      Common shares issuable from stock option plans
           and from warrants                                                                  123,332                      0

      Less shares assumed repurchased with proceeds                                           (50,120)                     0

      Shares assumed issued upon conversion of
           preferred stock                                                                    411,925                411,925

      Shares assumed issued upon conversion of 9%
           subordinated debentures                                                             43,400                 42,200
                                                                                         ------------           ------------

      Common shares outstanding assuming full dilution                                     13,982,195             11,632,909
                                                                                         ============           ============

      Earnings (loss) per common and common equivalent
           share assuming full dilution                                                  ($      0.06)          $       0.01
                                                                                         ============           ============



(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

                 WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
    COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                                                  26 WEEKS ENDED
                                                                                      DECEMBER 29, 1996        DECEMBER 31, 1995
                                                                                   ---------------------    ---------------------
Computation of primary earnings (loss) per common and common equivalent shares:

      Net earnings (loss) applicable to common stock                                     ($   903,604)          $     26,517
                                                                                         ============           ============

      Weighted average number of common shares outstanding                                 13,433,658             11,145,405
                                                                                         ============           ============

      Primary earnings (loss) per common share                                           ($      0.07)          $       0.00
                                                                                         ============           ============

Computation of earnings (loss) per common share assuming full dilution (A):

      Net earnings (loss) applicable to common stock                                     ($   903,604)          $     26,517

      Dividends on preferred stock                                                            148,298                148,298

      Interest on 9% convertible subordinated debentures                                        9,764                  9,764
                                                                                         ------------           ------------

      Earnings (loss) assuming full dilution                                             ($   745,542)          $    184,579
                                                                                         ============           ============

      Weighted average number of shares outstanding                                        13,433,658             11,145,405

      Common shares issuable from stock option plans
           and from warrants                                                                  121,668                      0

      Less shares assumed repurchased with proceeds                                           (43,225)                     0

      Shares assumed issued upon conversion of
           preferred stock                                                                    411,925                411,925

      Shares assumed issued upon conversion of 9%
           subordinated debentures                                                             43,400                 42,200
                                                                                         ------------           ------------

      Common shares outstanding assuming full dilution                                     13,967,426             11,599,530
                                                                                         ============           ============

      Earnings (loss) per common and common equivalent
           share assuming full dilution                                                  ($      0.05)          $       0.02
                                                                                         ============           ============



(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.
                                      13